As filed with the Securities and Exchange Commission on June 6, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RALLYBIO CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1083789
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

234 Church Street, Suite 1020 New Haven, CT	06510
(Address of Principal Executive Offices)	(Zip Code)

Rallybio Corporation 2021 Equity Incentive Plan

Rallybio Corporation 2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Martin W. Mackay, Ph.D.

Chief Executive Officer

Rallybio Corporation

234 Church Street, Suite 1020

New Haven, CT 06510

(Name and Address of Agent For Service)

(203) 859-3820

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2021 Equity Incentive Plan of Rallybio Corporation (the “Registrant”) and the 2021 Employee Stock Purchase Plan of the Registrant, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-258383, filed with the Securities and Exchange Commission on August 2, 2021 by the Registrant, relating to the Registrant’s 2021 Equity Incentive Plan and the Registrant’s 2021 Employee Stock Purchase Plan.

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021 (File No. 001-40693) and incorporated herein by reference).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021 (File No. 001-40693) and incorporated herein by reference).

4.3	Rallybio Corporation 2021 Equity Incentive Plan (previously filed as Exhibit 10.12 to the registration statement on Form S-1 filed on July 22, 2021 (File No. 333-257655) and incorporated herein by reference).

4.4	Rallybio Corporation 2021 Employee Stock Purchase Plan (previously filed as Exhibit 10.19 to the registration statement on Form S-1 filed on July 22, 2021 (File No. 333-257655) and incorporated herein by reference).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP independent registered public accounting firm.

24.1*	Powers of Attorney (included on the signature page in Part II).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, Connecticut, on this 6th day of June, 2022.

RALLYBIO CORPORATION

By:	/s/ Martin W. Mackay
Name:	Martin W. Mackay, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Rallybio Corporation hereby severally constitute and appoint Martin W. Mackay, Ph.D., Jeffrey M. Fryer, and Michael Greco, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Rallybio Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin W. Mackay	Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2022
Martin W. Mackay, Ph.D.

/s/ Jeffrey M. Fryer	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	June 6, 2022
Jeffrey M. Fryer, CPA

/s/ Helen M. Boudreau	Director	June 6, 2022
Helen M. Boudreau

/s/ Rob Hopfner	Director	June 6, 2022
Rob Hopfner, R.Ph., Ph.D

/s/ Ronald M. Hunt	Director	June 6, 2022
Ronald M. Hunt

/s/ Lucian Iancovici	Director	June 6, 2022
Lucian Iancovici, MD

/s/ Hui Liu	Director	June 6, 2022
Hui Liu, Ph.D.

/s/ Christine A. Nash	Director	June 6, 2022
Christine A. Nash

/s/ Kush M. Parmar	Director	June 6, 2022
Kush M. Parmar, MD, Ph.D.

/s/ Paula Soteropoulos	Director	June 6, 2022
Paula Soteropoulos